UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 22, 2012

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on May 22, 2012 the stockholders of the Company entitled to vote at the meeting voted to (i) elect the eight individuals named below to serve as directors of the Company to hold office until the Annual Meeting of Stockholders to be held in 2013 and until their successors have been duly elected and qualified, (ii) to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split within a range of not less than 1- for -2 shares and not greater than 1- for -6 shares, in the discretion of the Company’s Board of Directors; (iii) approve the Company’s 2012 Stock Incentive Plan and (iv) ratify the appointment of BDO USA as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

1)	The votes cast by stockholders with respect to the election of directors were as follows:

Names of Nominees	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
Dr. Lawrence Howard	24,110,705	1,540,529	18,530,598
Kenneth Ferry	24,111,771	1,539,463	18,530,598
Dr. Rachel Brem	22,475,721	3,175,513	18,530,598
Anthony Ecock	24,047,509	1,603,725	18,530,598
Michael Klein	19,202,902	6,448,325	18,530,598
Steven Rappaportt	24,041,759	1,609,475	18,530,598
Somu Subramaniam	24,115,029	1,536,205	18,530,598
Dr. Elliot Sussman	23,472,121	3,177,113	18,530,598

2)	The votes cast by stockholders with respect to the approval of the Amendment to the Certificate of Incorporation to effect a reverse stock split were as follows:

37,418,031 shares FOR the proposal 5,537,159 shares AGAINST the proposal and 1,226,642 ABSTENTIONS

3)	The votes cast by stockholders with respect to the Company’s 2012 Stock Incentive Plan were as follows:

16,046,886 shares FOR the proposal, 9,363,376 shares AGAINST the proposal and 240,972 ABSTENTIONS.

4)	The votes cast by stockholders with respect to the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 were as follows:

43,527,432 shares FOR the proposal, 293,879 shares AGAINST the proposal and there were 350,521 ABSTENTIONS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Kevin C. Burns
Kevin C. Burns
Executive Vice President of Finance and Chief Financial Officer

Date: May 23, 2012